Exhibit 99.1

Contacts: Robert Lewey, President
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES ANNOUNCES DISPOSITION OF NON-CORE OPERATION

HOUSTON — April 15, 2016 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced the sale of substantially all of the operating assets of its wholly-owned subsidiary HK Engine Components, LLC (“HKEC”), a Hagerstown, MD-based manufacturer and remanufacturer of EMD-style power assemblies for various engine types used in the railroad and marine markets, to an entity controlled by Steven L. Beal, an affiliate of National Railway Equipment Co. (“NRE”). The sale, which closed on April 15, 2016, is not expected to have a material impact on the Company’s financial position or results of operations.

Mike Rice, President of IES’s Infrastructure Solutions segment, stated, “As part of our strategic planning process and in light of the significant downturn affecting the rail industry, we determined that HKEC was no longer a core asset of IES. We were fortunate to find a strong strategic acquirer of HKEC in Steven Beal and NRE, a leading provider of new and remanufactured locomotives and components for sale or lease. We also look forward to further developing the relationship between IES Infrastructure Solutions’ electric motor repair and remanufacturing business and NRE.”

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 3,100 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-co.com.

ABOUT IES INFRASTRUCTURE SOLUTIONS

IES’s Infrastructure Solutions segment provides industrial and rail services, including electric motor repair and rebuilding; repair and manufacturing of industrial lifting magnets; maintenance, remanufacturing, and repair services to the rail industry; and manufacturing and rebuilding of power assemblies, engine parts, and other components for large diesel engines. For more information about IES Infrastructure Solutions, please visit www.iesinfrastructure.com.

ABOUT NATIONAL RAILWAY EQUIPMENT CO.

National Railway Equipment Co., headquartered in Mount Vernon, IL, is a vertically integrated provider of new and remanufactured locomotives for sale or lease, third party locomotive and marine engine overhaul and maintenance services, and locomotive parts and components. Since its inception in 1984, NRE has grown to encompass 14 North American and four international facilities and affiliates making it the world’s largest independent supplier of leased locomotives, new and remanufactured locomotives; new and rebuilt mechanical materials; electrical components; technical support and field services.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.